Exhibit 5.1

August 4, 2010

KAR Auction Services, Inc.

13085 Hamilton Crossing Boulevard

Carmel, IN 46032

Re:	KAR Auction Services, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of KAR Auction Services, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 of the offer and sale for up to $2,000,000 of deferred compensation obligations (the “Obligations”), which will represent unsecured obligations of the Company issued under the KAR Auction Services, Inc. Directors Deferred Compensation Plan (the “Plan”).

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion letter, I have examined and am familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement as filed with the Securities and Exchange Commission (the “Commission”) under the Act;

(ii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect;

(iii) the Amended and Restated By-Laws of the Company, as currently in effect;

(iv) the Plan, as approved by the Board of Directors of the Company;

(v) resolutions of the Board of Directors of the Company relating to, among other things, the adoption of the Plan under which the Obligations are issued; and

(vi) resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement.

I have also examined such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authority of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon the oral or written statements and representations of officers and other representatives of the Company and others. I have also assumed that all actions required to be taken under the Plan by the Board of Directors of the Company or the Company have been or will be taken by the Board of Directors of the Company or the Company, as applicable. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon the oral or written statements and representations of officers and other representatives of the Company and others.

Based on and subject to the foregoing, I am of the opinion that:

1.	The Obligations have been duly authorized for issuance.

2.	If and when any Obligations are issued in accordance with the terms of the Plan, and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general principles of equity.

You acknowledge that I am admitted to practice only in the States of Indiana and Texas and am not an expert in the laws of any other jurisdiction. No one other than the addressee and its assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. I express no opinion with respect to the laws of any other jurisdiction, and note that the Plan specifies that it is governed by the laws of the State of Delaware. This opinion is as of the date hereof, and I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof that may affect my opinion expressed herein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name under Item 5 of the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Rebecca C. Polak
Rebecca C. Polak
Executive Vice President, General Counsel and Secretary